Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

To the Partners of
TE Products Pipeline Company, Limited Partnership:

     We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-110207) of TEPPCO Partners, L.P. of our report dated February 12, 2004, related to the consolidated financial statements of TE Products Pipeline Company, Limited Partnership, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on February 27, 2004.

KPMG LLP

Houston, Texas
February 27, 2004